Exhibit 99.2

Securities and Exchange Commission

Washington, DC 20549

Rule 23c-2 Amended Notice of Intention to

Redeem Securities

of

Aberdeen Asia-Pacific Income Fund, Inc.

1735 Market Street, 37th Floor

Philadelphia, Pennsylvania 19103

under the

Investment Company Act of 1940

Investment Company Act File No. 811-04611

(1)	Title of the classes of securities of Aberdeen Asia-Pacific Income Fund, Inc. (the “Company”) proposed to be redeemed:

Auction Market Preferred Stock, Series A, in $25,000 denominations

Auction Market Preferred Stock, Series B, in $25,000 denominations

Auction Market Preferred Stock, Series C, in $25,000 denominations

Auction Market Preferred Stock, Series D, in $25,000 denominations

Auction Market Preferred Stock, Series E, in $25,000 denominations

Auction Market Preferred Stock, Series F, in $25,000 denominations

Auction Market Preferred Stock, Series G, in $25,000 denominations

Auction Market Preferred Stock, Series H, in $25,000 denominations

Auction Market Preferred Stock, Series I, in $25,000 denominations (all such auction market preferred stock collectively referred to as, the “Series A-I AMPS”)

(2)	Subject to the approval and completion of financing, the Series A-I AMPS are proposed to be redeemed as follows:

Series B: April 22, 2008

Series E: April 22, 2008

Series G: April 23, 2008

Series H: April 24, 2008

Series I: April 25, 2008

Series F: April 28, 2008

Series C: April 29, 2008

Series D: May 6, 2008

Series A: May 13, 2008

(3)	Applicable provisions of the governing instrument pursuant to which the Series A-I AMPS are to be redeemed:

The Series A-I AMPS are to be redeemed pursuant to Article SIXTH, Section 5 of the Company’s Articles of Amendment and Restatement, dated as of May 8, 2003.

(4)	The principal amount or number of shares and the basis upon which the Series A-I AMPS to be redeemed are to be selected:

The Company currently proposes to redeem all of the Series A-I AMPS, representing an aggregate principal amount of $600,000,000.

Please note that this notice serves only to disclose a proposed redemption of the Series A-I AMPS. Such redemption remains subject to the approval and completion of financing.

SIGNATURE

Pursuant to the requirement of Rule 23c-2 under the Investment Company Act of 1940, the Company has duly caused this Notice of Intention to Redeem Securities to be signed on its behalf by the undersigned on this 16th day of April, 2008.

ABERDEEN ASIA-PACIFIC INCOME FUND, INC.

By:	/s/ Lucia Sitar
Name: Lucia Sitar
Title: Secretary